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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: November 13, 2000
                        (Date of earliest event reported)


                             STARBRIDGE GLOBAL INC.
             (Exact name of registrant as specified in its charter)


             Nevada                    0-28645             94-3346241
  (State or Other Jurisdiction       (Commission          (IRS Employer
        of Incorporation)           File Number)        Identification No.)

                           Suite 2, 25 Prospect Street
                          Box Hill, VIC 3128, Australia
          (Address of principal executive offices, including zip code)


                                011 612 9999 3884
                         (Registrant's telephone number)


                                011 612 9999 0828
                            (Registrant's fax number)


                            Southland Financial, Inc.
          (Former name or former address, if changed since last report)

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ITEM 2.  ACQUISITION OR DISPOSITION ASSETS

     On November 13, 2000, pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement") dated October 30, 2000, among Southland Financial, Inc. (name subsequently changed to Starbridge Global Inc.) ("Registrant"), Gold Phoenix Associates Limited, a British Virgin Islands corporation ("Gold Phoenix"), and Yennie Yan, Michael Yan, and Willie Lo (collectively, the "Shareholders"), Registrant acquired all of the outstanding shares of Gold Phoenix common stock from the Shareholders in exchange for an aggregate of 13,800,000 shares of common stock of Registrant (the "Acquisition"). As a result, Gold Phoenix became a wholly owned subsidiary of Registrant.

     The only material asset of Gold Phoenix is a joint venture interest in Ai Wei, a sino-foreign joint venture company in the Peoples' Republic of China ("PRC") which is owned sixty percent (60%) by Gold Phoenix and forty percent (40%) by China Changfeng Aerospace Science & Technology Industry (Group) Corporation, one of the research institutes of the China National Space Administration which is under the control of the State Council of the PRC. Ai Wei, which is in the development stage, was formed to develop a health card registration and management system ("HCRM System") in the PRC for those individuals working in the food industry. The HCRM System is designed to provide a computerized system for the registration and data storage process regarding hygiene standard inspections and other information relating to workers in the food industry utilizing a smart card system consisting of a credit-card size plastic card with an imbedded computer chip.

     In determining the number of shares of Registrant's common stock to be issued to the Shareholders in exchange for all of the issued and outstanding common stock of Gold Phoenix, the Registrant's Board of Directors (the "Board") considered the prospects for the HCRM System in the PRC based primarily upon information provided by Gold Phoenix and the ultimate number of shares of Registrant's Common Stock to be issued were established by the mutual agreement of the Registrant and the Shareholders, after negotiations.

     Prior to the Acquisition, Registrant had 25,594,426 shares of common stock issued and outstanding. Following the Acquisition, it had 39,394,426 shares issued and outstanding. The 13,800,000 shares of Registrant were issued to the three Shareholders in equal amounts of 4,600,000 shares.

     Pursuant to the Stock Purchase Agreement, the Registrant has agreed that, for a period of three years or as long as the Shareholders own in the aggregate ten percent or more of Registrant's common stock, the Shareholders may designate two individuals for election to the Board. One Shareholder, Mr. Willie Lo, currently serves on the Board. In the event the Shareholders designate an additional individual for election to the Board, it is anticipated that the Board would be increased from five to six directors.

     A copy of the Stock Purchase Agreement is filed as an exhibit to this form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.


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ITEM 5.  OTHER EVENTS

A.   Change of Name

     The Articles of Incorporation were amended by vote of a majority of the shareholders of Registrant to change the name of the Registrant from Southland Financial, Inc. to Starbridge Global Inc.

B.   Change in Authorized Capital

     The Articles of Incorporation were also amended by a vote of a majority of the shareholders of Registrant to increase the total authorized capital of the Registrant to Two Hundred Million (200,000,000) shares of common stock, par value $0.001 each.

C.   Certificate of Amendment

     A Certificate of Amendment to Articles of Incorporation for Nevada Profit Corporations ("Certificate of Amendment") was filed with the State of Nevada on November 21, 2000 reflecting the above amendments. The Certificate of Amendment is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) and (b) Financial Statements of Business Acquired and Pro Forma Financial Information: Pursuant to Item 7(a)(4) and 7(b)(2), all required financial statements of Gold Phoenix and any required pro forma financial information are not included in this Form 8-K and will be filed by an amendment to this Form 8-K not later than January 26, 2001.

     (c)  Exhibits:

          2.1 Stock Purchase Agreement dated October 30, 2000 between Registrant, Gold Phoenix, Willie Lo, Yennie Yan and Michael Yan.

          3.1 Certificate of Amendment to Articles of Incorporation, as filed with the Secretary of State, State of Nevada on November 21, 2000.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                     STARBRIDGE GLOBAL INC.



                                                 By  /s/ David A. Turik
                                                    --------------------------
                                                    David A. Turik
                                                    Chairman and President

Date:  November 28, 2000


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                                  EXHIBIT INDEX

EXHIBIT
NUMBER   EXHIBIT
------   -------

2.1 Stock Purchase Agreement dated October 30, 2000 between Registrant, Gold Phoenix, Willie Lo, Yennie Yan and Michael Yan.

3.1 Certificate of Amendment to Articles of Incorporation, as filed with the Secretary of State, State of Nevada on November 21, 2000.